Press Release                                  Source: SurfNet Media Group Inc.

SurfNet Media Group Inc. to Present at J. M. Dutton's Equity 2004
Tuesday March 2, 9:51 am ET

PHOENIX--(BUSINESS WIRE)--March 2, 2004--SurfNet Media Group Inc. (OTCBB: SFNM -
News) announced today that its chairman, Robert Arkin, its chief technology officer, Andrew Burgess, and its executive vice president, Eric Schedeler, will present at J.M. Dutton's Equity 2004 Conference on March 4 in San Francisco.

J.M. Dutton & Associates is an investment research firm that offers high-quality, independent, fundamental research primarily on smallcap companies.
Friedland Capital brings together publicly traded global companies at events with the financial community in a variety of industry sectors across the United
States and Europe. J.M. Dutton and Friedland Capital events provide companies a platform to showcase their management teams, company strategy and business plans. During this important presentation, the SurfNet management team will present SurfNet Media's corporate message to key members of the investment community including portfolio managers, analysts, brokers and investment bankers.

Investors interested in attending the conference should contact Friedland
Capital at 303-355-6566 or RSVP online to attend
(www.friedlandcapitalevents.com). Investors interested in meeting with SurfNet
Media's management privately should contact Arkin at 770-730-9440. The presentation will be webcast live at
www.friedlandevents.com/jmduttonwebcasts.com and will be available for replay in an archived version at the same location for 60 days.

About SurfNet Media Group Inc.

SurfNet Media Group Inc. is a digital media communications technology company publicly traded under the symbol SFNM. Its patented Metaphor(TM) technology is a
Web-based dynamic communication and notification tool that delivers near real-time communication from a single control point.

Metaphor-enabled toolbars, media players and Web containers replicate easily to
Web sites and desktops, creating virtual aggregated audiences linked to a dynamic, auto-refreshing, centralized database portal. This enhanced communication tool dramatically reduces programming and development costs, and provides friction-free implementation.

SurfNet (www.surfnetmedia.com) has proven the Metaphor technology with its
Internet radio division, aggregating an Internet radio audience with a variety of live programs on four stations: VoiceAmerica(SM) Radio
(www.voiceamerica.com); BusinessAmerica(SM) Radio
(www.businessamericaradio.com); BoomBox Radio(R) (www.boomboxradio.com); and
TalkNet Radio(TM) (www.talknetradio.com).

About Friedland Capital

Friedland Capital has been in business since 1979, the U.S.-based corporate finance advisory firm, Friedland Capital Inc. and its principals have assisted emerging growth companies worldwide in enhancing shareholder value and achieving their U.S. corporate finance objectives. Friedland Capital has offices in New
York, New Jersey, Chicago and Denver.

Friedland Capital is also the world's largest sponsor of financial community and investment events, sponsoring over 150 conferences and luncheons annually in 18
U.S. cities and three European cities.

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About J.M. Dutton & Associates

J.M. Dutton & Associates is an investment research firm that offers high-quality, independent, fundamental research primarily on smallcap companies.
These companies are principally U.S.-traded companies, including issuers of
ADRs, and are based in North America, the United Kingdom, Israel and other EU countries. J.M. Dutton research reports and notes are available on the worldwide institutional systems of Bloomberg Professional System and First Call. Zacks,
Multex and many others also carry their reports and notes. All the major consensus estimates -- First Call, Zacks, Multex and the JCF GROUP in Europe --
include the J.M. Dutton & Associates estimates and stock rating.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section
27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.
Words like "intends," "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Although SurfNet believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. A number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. These factors include the inability of SurfNet to obtain financing for technology development, business expansion or acquisitions;
the reliability and availability of new technology in the related industries;
financial, operational and other business problems associated with rapid business expansion or the acquisition of a number of businesses in a short period of time; and general and industry-specific economic conditions. SurfNet has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.